PRESS RELEASE

Cotelligent, Inc.                             FOR IMMEDIATE RELEASE
101 California Street                         Editorial Contact:
Suite 2050                                    Carolyn Rohrer
San Francisco, CA 94111                       carolyn.rohrer@cotelligent.com
Telephone: 415-439-6400                       Cotelligent #00-21

                      COTELLIGENT ANNOUNCES RESIGNATION OF
                      PRESIDENT AND CHIEF OPERATING OFFICER

     San Francisco August 26, 1999: Cotelligent (NYSE: CGZ), a leading provider of information technology (IT) consulting and outsourcing services, announced today that Michael Evans has resigned from his position of president and chief operating officer of the Company. James R. Lavelle, Cotelligent's chairman and chief executive officer, will assume that role. Mr. Evans has also resigned from his position as a director of the company.

     In a statement today, Mr. Lavelle said, "Michael Evans has made incalculable contributions to the growth and success of our company. His leadership style and experience were perfectly suited to Cotelligent. I have the greatest respect for Michael and wish him well in all of his future endeavors. He will be missed."

About Cotelligent
     Cotelligent is a nationwide provider of information technology (IT) consulting and outsourcing services to organizations with complex information system and technology operations. The company has grown internally and through acquisition, and today is comprised of over 3,300 technical consultants and operating staff. Cotelligent's consulting practices are: Professional Services -
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IT  staff  augmentation;  Technology  Solutions  - custom  application  software
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development and  outsourcing;  Alliance  Services - solutions  through  national
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partnerships with leading enterprise  application  software  companies;  Network
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Services  -  network  design,  intranet  and  Internet  application  design  and
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development,  and IT Education.  The company is  headquartered in San Francisco,
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Calif.  and its stock is traded on the New York Stock  Exchange under the symbol
CGZ.   More   information   is   available   on  the   company's   Web  site  at
http://www.cotelligent.com.